Exhibit 4.10

Letter Amendments dated November 16, 2007 and March 10, 2008 to the Amended and Restated Credit Agreement, dated as of April 3, 2006 (the "Credit Agreement") among Eastman Chemical Company, the Lenders named therein, and Citigroup Global Markets , Inc. and J. P. Morgan Securities Inc., as  joint lead arrangers

EXECUTION COPY

LETTER AMENDMENT AND WAIVER

Dated as of November 16, 2007

To the banks, financial institutions
and other institutional lenders
(collectively, the “Lenders”) parties
to the Credit Agreement referred to below
and to Citicorp USA, Inc., as administrative agent
(the “Administrative Agent”) for the Lenders

Ladies and Gentlemen:

We refer to the Amended and Restated Credit Agreement dated as of April 3, 2006 (the “Credit Agreement”) among the undersigned and you.  Capitalized terms not otherwise defined in this Letter Amendment and Waiver (this “Letter Amendment”) have the same meanings as specified in the Credit Agreement.

Section 1.  Amendments to Credit Agreement.  The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

(a)           The following definition is added to Section 1.01 is the appropriate alphabetical order:

“Louisiana Project” means the gasification project of the Company located in St. James Parish, Louisiana,

“Texas Project” means the gasification project of the Company located in Beaumont, Texas.

(b)           Section 5.02(a) is amended (i) by renumbering clause (xii) as clause (xiii) and (ii) by inserting a new clause (xii) to read as follows:

(xii)           Liens created or assumed in purchasing, constructing or improving any real property or to which any real property is subject when purchased; provided, however, that:  (x) the mortgage, security interest or other lien is confined to the property in question, and (y) the indebtedness secured thereby is non-recourse as to any Loan Party and does not exceed the total cost of the purchase, construction or improvement (such as the Louisiana Project and the Texas Project), and

(c)           Section 5.03 is amended in full to read as follows:

SECTION 5.03.  Financial Covenant.  So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will maintain a ratio of Debt of the Company and its Subsidiaries (other than Debt incurred in respect of the Louisiana Project and Texas Project that is, in each case, secured by Liens permitted by Section 5.02(a)(xii)) to Consolidated EBITDA of the Company and its Subsidiaries (other than EBITDA attributable to the Louisiana Project or the Texas Project) for any four consecutive fiscal quarters of the Company (taken as one accounting period), of not greater than 3.50 to 1.

Section 2.  Waiver.  We hereby request that you waive the requirements of Section 5.02(b) of the Credit Agreement in order to enable us to enter into the Payment in Lieu of Tax Agreement and related lease (as further described in Annex A to this Letter Amendment), notwithstanding that the value of the assets subject to such lease exceed, in the aggregate, 15% of Consolidated Net Tangible Assets.

Section 3.  Representation.  The Company represents and warrants that the representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of the date hereof and no event has occurred and is continuing that constitutes a Default.

Section 4.  Effectiveness, Etc.  This Letter Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Letter Amendment executed by us and the Required Lenders.  This Letter Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.

The Credit Agreement and the Notes, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning two counterparts of this Letter Amendment to Susan L. Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York  10022.

This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

EASTMAN CHEMICAL COMPANY

By
Title:

Agreed as of the date first above written:

CITICORP USA, INC.,
as Administrative Agent and as Bank

By
Title:

JPMORGAN CHASE BANK, N.A.

By
Title:

DEUTSCHE BANK AG NEW YORK BRANCH

By
Title:

By
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By
Title:

ABN AMRO BANK N.V.

By
Title:

By
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LIMITED

By
Title:

BARCLAYS BANK PLC

By
Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By
Title:

MIZUHO CORPORATE BANK, LTD

By
Title:

SUNTRUST BANK

By
Title:

THE ROYAL BANK OF SCOTLAND PLC

By
Title:

AMSOUTH BANK

By
Title:

THE BANK OF NEW YORK MELLON

By
Title:

MERRILL LYNCH BANK USA

By
Title:

THE NORTHERN TRUST COMPANY

By
Title:

EXECUTION COPY
LETTER AMENDMENT NO. 2

Dated as of March 10, 2008

To the banks, financial institutions
and other institutional lenders
(collectively, the “Lenders”) parties
to the Credit Agreement referred to below
and to Citicorp USA, Inc., as administrative agent
(the “Administrative Agent”) for the Lenders

Ladies and Gentlemen:

We refer to the Amended and Restated Credit Agreement dated as of April 3, 2006, as amended by the Letter Amendment and Waiver dated as of November 16, 2007 (the “Credit Agreement”) among the undersigned and you.  Capitalized terms not otherwise defined in this Letter Amendment (this “Letter Amendment”) have the same meanings as specified in the Credit Agreement.

Section 1.  Amendments to Credit Agreement.  The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

(a)           The definitions of “Issuing Bank” and “Letter of Credit Commitment” in Section 1.01 are amended in full to read as follows:

“Issuing Bank” means an Initial Issuing Bank, any Eligible Assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 or any other Lender, so long as such Eligible Assignee or such Lender expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as such Initial Issuing Bank, Eligible Assignee or Lender, as the case may be, shall have a Letter of Credit Commitment.

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit to any Borrower (a) in the case of each Initial Issuing Bank, in the amount set forth opposite the Issuing Bank’s name on the signature pages hereto under the caption “Letter of Credit Commitment” and (b) in the case of each Initial Issuing Bank that has entered into an Assignment and Acceptance and in the case of each other Issuing Bank, in the amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 9.07(d) as such Issuing Bank’s “Letter of Credit Commitment”, in each case as such amount may be reduced prior to such time pursuant to Section 2.06.

(b)           The definition of “Letter of Credit Facility” in Section 1.01 is amended by deleting the figure “$200,000,000” and substituting therefor the figure “$400,000,000”.

Section 2.  Representation.  The Company represents and warrants that the representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of the date hereof and no event has occurred and is continuing that constitutes a Default.

Section 3.  Effectiveness, Etc.  This Letter Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Letter Amendment executed by us and the Required Lenders.  This Letter Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.

The Credit Agreement and the Notes, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this Letter Amendment to Susan L. Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York  10022.

This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

EASTMAN CHEMICAL COMPANY

By
Title:

Agreed as of the date first above written:

CITICORP USA, INC.,
as Administrative Agent and as Bank

By
Title:

JPMORGAN CHASE BANK, N.A.

By
Title:

DEUTSCHE BANK AG NEW YORK BRANCH

By
Title:

By
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By
Title:

ABN AMRO BANK N.V.

By
Title:
By
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LIMITED

By
Title:

BARCLAYS BANK PLC

By
Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By
Title:

MIZUHO CORPORATE BANK, LTD

By
Title:

SUNTRUST BANK

By
Title:

THE ROYAL BANK OF SCOTLAND PLC

By
Title:

REGIONS BANK (successor in interest, by merger, to AMSOUTH BANK)

By
Title:

THE BANK OF NEW YORK MELLON

By
Title:

MERRILL LYNCH BANK USA

By
Title:

THE NORTHERN TRUST COMPANY

By
Title: